EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-125814 on Form S-8 of EnerTeck Corporation, of our report dated April 12, 2013 with respect to the financial statements of EnerTeck Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Philip Vogel & Co. PC

Philip Vogel & Co. PC
Dallas, Texas

April 12, 2013